Exhibit 99.1

CVS HEALTH CORPORATION REPORTS STRONG SECOND QUARTER 2026 RESULTS AND RAISES FULL-YEAR 2026 GUIDANCE

•Second quarter total revenues increased to $106.1 billion, up 7.3% year-over-year
•Second quarter GAAP diluted EPS of $2.31 and Adjusted EPS of $2.58
•Generated year-to-date cash flow from operations of $10.6 billion
•Raising full-year 2026 guidance:
◦GAAP diluted EPS guidance range to $6.84 to $7.04 from $6.24 to $6.44
◦Adjusted EPS guidance range to $7.90 to $8.10 from $7.30 to $7.50
◦Cash flow from operations guidance to at least $11.5 billion from at least $9.5 billion

WOONSOCKET, RHODE ISLAND, August 5, 2026 - CVS Health Corporation (NYSE: CVS) today announced operating results for the three months ended June 30, 2026.

“Our CVS Health colleagues build trust every day in communities across our country by making healthcare easier for millions of customers, patients and members. As our businesses work together to deliver a technology-powered care engagement experience, we continue to deliver strong performance. We uniquely enable what our customers want the most: simple, connected and convenient access to affordable, quality healthcare, where, when, and how they want it.”
                                                                                                           - David Joyner, CVS Health Chairman and CEO

	Three Months Ended June 30,		Year Ending December 31,
In billions, except per share amounts	2026	2025	2026 Projected
Total revenues	$106.1	$98.9	At least $414.0
Diluted earnings per share	$2.31	$0.80	$6.84-$7.04
Adjusted EPS (2)	$2.58	$1.81	$7.90-$8.10

Second quarter GAAP diluted EPS of $2.31 increased from $0.80 in the prior year. Adjusted EPS of $2.58 increased from $1.81 in the prior year, primarily due to improved adjusted operating income in the Health Care Benefits segment, reflecting continued execution on the Health Care Benefits segment margin recovery plan.

The Company is increasing its full-year 2026 GAAP diluted EPS, Adjusted EPS and cash flow from operations guidance to reflect increases in the Health Care Benefits and Pharmacy & Consumer Wellness segments, while maintaining a cautious view for the remainder of the year in light of continued elevated cost trends and the potential for macro headwinds.

Consolidated second quarter results

	Three Months Ended June 30,			Six Months Ended June 30,
In millions, except per share amounts	2026	2025	Change	2026	2025	Change
Total revenues	$106,096	$98,915	$7,181	$206,522	$193,503	$13,019
Operating income	4,703	2,381	2,322	9,383	5,755	3,628
Adjusted operating income (1)	5,157	3,808	1,349	10,307	8,387	1,920
Net income	2,995	1,013	1,982	5,952	2,795	3,157
Diluted earnings per share	$2.31	$0.80	$1.51	$4.61	$2.21	$2.40
Adjusted EPS (2)	$2.58	$1.81	$0.77	$5.16	$4.06	$1.10

For the three months ended June 30, 2026 compared to the prior year:
•Total revenues increased 7.3% driven by revenue growth across all operating segments.
•Operating income increased 97.5% primarily due to the increase in adjusted operating income described below and the absence of $833 million in legacy litigation charges recorded in the prior year.
•Adjusted operating income increased 35.4% driven by increases across all operating segments. See pages 3 through 5 for additional discussion of the adjusted operating income performance of the Company’s segments.

Operational Updates
•CVS Health launched a comprehensive approach to GLP-1 support across its CVS Pharmacy® and MinuteClinic® locations. New offerings include expanded pharmacy support designed to help patients access these treatments and stay on them, and a new $29 MinuteClinic virtual visit that connects eligible adults with licensed clinicians who can evaluate and, where clinically appropriate, prescribe GLP-1 therapy. In addition, CVS Pharmacy participates in the Centers for Medicare & Medicaid Services Medicare GLP-1 Bridge program, which runs through December 31, 2027. Eligible Medicare beneficiaries can access certain GLP-1 medications for $50 per month, offering more predictable and affordable pricing for patients who qualify.
•CVS Caremark updated its most common commercial formularies, expanding GLP-1 options for members, building on its industry-leading efforts to help patients get FDA-approved weight management medications at an affordable cost.
•CVS Health is deploying agentic AI to simplify and streamline call center interactions for members and providers engaging with Aetna® and CVS Caremark® businesses on a secure call center platform.
•Aetna launched its second generation Aetna Claims Assist Manager (“CAM”), an AI-powered agentic claims advisor platform designed to streamline claims processing and improve payment accuracy. CAM reduces processing time by over 20% for complex claims that require manual review, helping providers get paid faster and more consistently.

Health Care Benefits segment

The Health Care Benefits segment offers a full range of insured and self-insured (“ASC”) medical, pharmacy, dental and behavioral health products and services. The segment results for the three and six months ended June 30, 2026 and 2025 were as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
In millions, except percentages	2026	2025	Change	2026	2025	Change
Total revenues	$37,538	$36,258	$1,280	$73,509	$71,068	$2,441
Adjusted operating income (1)	2,426	1,308	1,118	5,467	3,301	2,166
Medical benefit ratio (“MBR”) (3)	87.4%	89.9%	(2.5)%	86.0%	88.6%	(2.6)%
Medical membership (4)				26.0	26.7	(0.7)

•Total revenues increased 3.5% for the three months ended June 30, 2026 compared to the prior year primarily driven by an increase in the Government business, partially offset by a decline as a result of the Company’s exit of the individual exchange business in 2026.
•Adjusted operating income increased 85.5% for the three months ended June 30, 2026 compared to the prior year primarily driven by improved underlying performance in the Government business and the absence of a $471 million premium deficiency reserve recorded within the Group Medicare Advantage product line in the prior year.
•The MBR decreased to 87.4% in the three months ended June 30, 2026 compared to 89.9% in the prior year primarily driven by improved underlying performance in the Government business and the absence of the premium deficiency reserve recorded in the prior year.
•Medical membership as of June 30, 2026 of 26.0 million remained consistent compared with March 31, 2026.
•Prior years’ health care costs payable estimates developed favorably by $1.2 billion during the six months ended June 30, 2026.
•Days claims payable were 41.7 days as of June 30, 2026, a decrease of 1.2 days compared to March 31, 2026.

Health Services segment

The Health Services segment provides a full range of pharmacy benefit management solutions, delivers health care services in its medical clinics, virtually, and in the home, and offers provider enablement solutions. The segment results for the three and six months ended June 30, 2026 and 2025 were as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
In millions	2026	2025	Change	2026	2025	Change
Total revenues	$51,795	$46,453	$5,342	$100,032	$89,915	$10,117
Adjusted operating income (1)	1,733	1,575	158	3,222	3,178	44
Pharmacy claims processed (5) (6)	473.0	469.0	4.0	937.7	933.2	4.5

•Total revenues increased 11.5% for the three months ended June 30, 2026 compared to the prior year primarily driven by pharmacy drug mix and brand inflation, partially offset by continued pharmacy client price improvements.
•Adjusted operating income increased 10.0% for the three months ended June 30, 2026 compared to the prior year primarily driven by improved purchasing economics, pharmacy drug mix and modest improvement in the Company’s health care delivery business. These increases were partially offset by continued pharmacy client price improvements.
•Pharmacy claims processed remained consistent on a 30-day equivalent basis for the three months ended June 30, 2026 compared to the prior year.

Pharmacy & Consumer Wellness segment

The Pharmacy & Consumer Wellness segment dispenses prescriptions in its retail pharmacies and through its infusion operations, provides ancillary pharmacy services including pharmacy patient care programs and vaccination administration, and sells a wide assortment of health and wellness products and general merchandise. The segment also provides pharmacy fulfillment services to support the Health Services segment’s specialty and mail order pharmacy offerings. The segment results for the three and six months ended June 30, 2026 and 2025 were as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
In millions	2026	2025	Change	2026	2025	Change
Total revenues	$33,816	$33,581	$235	$65,805	$65,493	$312
Adjusted operating income (1)	1,475	1,338	137	2,672	2,651	21
Prescriptions filled (5) (6)	457.0	438.1	18.9	908.2	873.6	34.6

•Total revenues increased slightly for the three months ended June 30, 2026 compared to the prior year primarily driven by pharmacy drug mix, increased prescription volume, including contributions from the Company’s Rite Aid asset acquisitions which were completed during the third quarter of 2025, and brand inflation. These increases were largely offset by regulatory-related price reductions on certain drugs, the impact of recent generic drug introductions and pharmacy reimbursement pressure.
•Adjusted operating income increased 10.2% for the three months ended June 30, 2026 compared to the prior year primarily driven by core pharmacy strength and contributions from the Company’s Rite Aid asset acquisitions. These increases were partially offset by continued business investments and the impact of consumer dynamics.
•Prescriptions filled increased 4.3% on a 30-day equivalent basis for the three months ended June 30, 2026 compared to the prior year primarily driven by incremental volume resulting from the Company’s Rite Aid prescription file acquisitions and increased utilization, partially offset by the absence of long-term care pharmacy prescription volume following the deconsolidation of Omnicare, LLC in September 2025.

About CVS Health

CVS Health is a leading health solutions company simplifying health care one person, one family and one community at a time. As of June 30, 2026, the Company had approximately 9,000 retail pharmacy locations, more than 1,000 walk-in and primary care medical clinics and a leading pharmacy benefits manager with approximately 87 million plan members. The Company also serves an estimated 37 million people through a broad range of health insurance products and related services. The Company’s integrated model uses personalized, technology driven services to connect people to simply better health, increasing access to quality care, delivering better outcomes, and lowering overall costs.

Teleconference and Webcast

The Company will be holding a conference call today for investors at 8:00 a.m. (Eastern Time) to discuss its second quarter results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Health website at http://investors.cvshealth.com. This webcast will be archived and available on the website for a one-year period following the conference call.

Non-GAAP Financial Information

The Company presents both GAAP and non-GAAP financial measures in this press release to assist in the comparison of the Company’s past financial performance with its current financial performance. See “Non-GAAP Financial Information” beginning on page 10 and endnotes beginning on page 20 for explanations of non-GAAP financial measures presented in this press release. See pages 12 through 14 and page 19 for reconciliations of each non-GAAP financial measure used in this release to the most directly comparable GAAP financial measure.

Cautionary Statement Concerning Forward-looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. Statements in this press release that are forward-looking include, but are not limited to, the full-year 2026 guidance information, Mr. Joyner’s quotation and the information included in the reconciliations and endnotes. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements due to the risks and uncertainties described in our Securities and Exchange Commission (“SEC”) filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026 and our Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Investor Contact: Larry McGrath | Executive Vice President, Capital Markets | (800) 201-0938
Media Contact: Ethan Slavin | Executive Director, Corporate Communications | (860) 273-6095

- Tables Follow -

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share amounts	2026	2025	2026	2025
Revenues:
Products	$66,219	$60,607	$128,445	$118,276
Premiums	35,117	34,195	68,908	67,015
Services	4,119	3,626	7,954	7,205
Net investment income	641	487	1,215	1,007
Total revenues	106,096	98,915	206,522	193,503
Operating costs:
Cost of products sold	58,862	54,005	114,306	105,062
Health care costs	31,485	31,317	60,843	60,452
Operating expenses	11,046	11,212	21,990	22,234
Total operating costs	101,393	96,534	197,139	187,748
Operating income	4,703	2,381	9,383	5,755
Interest expense	(757)	(763)	(1,531)	(1,548)
Other income	31	29	63	57
Income before income tax provision	3,977	1,647	7,915	4,264
Income tax provision	982	634	1,963	1,469
Net income	2,995	1,013	5,952	2,795
Net (income) loss attributable to noncontrolling interests	(16)	8	(30)	5
Net income attributable to CVS Health	$2,979	$1,021	$5,922	$2,800

Net income per share attributable to CVS Health:
Basic	$2.33	$0.81	$4.64	$2.22
Diluted	$2.31	$0.80	$4.61	$2.21
Weighted average shares outstanding:
Basic	1,279	1,266	1,276	1,264
Diluted	1,287	1,270	1,283	1,267

CVS HEALTH CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

In millions	June 30, 2026	December 31, 2025
Assets:
Cash and cash equivalents	$11,329	$8,453
Investments	2,629	2,145
Accounts receivable, net	40,309	39,779
Inventories	17,622	19,246
Other current assets	3,457	5,091
Total current assets	75,346	74,714
Long-term investments	33,247	32,669
Property and equipment, net	13,168	13,083
Operating lease right-of-use assets	14,451	14,973
Goodwill	85,478	85,478
Intangible assets, net	24,644	25,508
Other assets	7,434	7,113
Total assets	$253,768	$253,538

Liabilities:
Accounts payable	$17,167	$17,641
Pharmacy claims and discounts payable	26,203	26,344
Health care costs payable	16,313	15,399
Accrued expenses and other current liabilities	22,477	22,387
Other insurance liabilities	1,009	1,116
Current portion of operating lease liabilities	1,914	1,737
Current portion of long-term debt	1,958	4,068
Total current liabilities	87,041	88,692
Long-term operating lease liabilities	12,982	13,643
Long-term debt	59,452	60,502
Deferred income taxes	3,766	3,832
Other long-term insurance liabilities	4,516	4,716
Other long-term liabilities	6,112	6,771
Total liabilities	173,869	178,156

Shareholders’ equity:
Preferred stock	—	—
Common stock and capital surplus	50,968	50,402
Treasury stock	(36,852)	(36,790)
Retained earnings	65,398	61,196
Accumulated other comprehensive income	188	406
Total CVS Health shareholders’ equity	79,702	75,214
Noncontrolling interests	197	168
Total shareholders’ equity	79,899	75,382
Total liabilities and shareholders’ equity	$253,768	$253,538

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
In millions	2026	2025
Cash flows from operating activities:
Reconciliation of net income to net cash provided by operating activities:
Net income	$5,952	$2,795
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,241	2,325
Stock-based compensation	442	262
Loss on sale of subsidiary	—	236
Deferred income taxes and other items	(241)	(283)
Change in operating assets and liabilities	2,200	1,118
Net cash provided by operating activities	10,594	6,453

Cash flows from investing activities:
Proceeds from sales and maturities of investments	7,483	6,866
Purchases of investments	(8,704)	(7,186)
Purchases of property and equipment	(1,540)	(1,350)
Acquisitions	(9)	(139)
Other	12	23
Net cash used in investing activities	(2,758)	(1,786)

Cash flows from financing activities:
Commercial paper borrowings (repayments), net	—	921
Repayments of long-term debt	(3,287)	(762)
Dividends paid	(1,725)	(1,706)
Proceeds from exercise of stock options	217	191
Payments for taxes related to net share settlement of equity awards	(154)	(125)
Other	(62)	(45)
Net cash used in financing activities	(5,011)	(1,526)
Net increase in cash, cash equivalents and restricted cash	2,825	3,141
Cash, cash equivalents and restricted cash at the beginning of the period	8,712	8,884
Cash, cash equivalents and restricted cash at the end of the period	$11,537	$12,025

Non-GAAP Financial Information

The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current and expected future performance. These non-GAAP financial measures, which are included in this press release and which may be referred to on the conference call discussing the Company’s second quarter financial results, are provided as supplemental information to the financial measures presented in this press release and discussed on the conference call that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

Non-GAAP financial measures such as consolidated adjusted operating income, adjusted earnings per share (“EPS”) and adjusted income attributable to CVS Health exclude from the relevant GAAP metrics, as applicable: amortization of intangible assets, net realized capital gains or losses and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance.

For the periods covered in this press release, the following items are excluded from the non-GAAP financial measures described above, as applicable, because the Company believes they neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance:
•The Company’s acquisition activities have resulted in the recognition of intangible assets as required under the acquisition method of accounting which consist primarily of trademarks, customer contracts/relationships, covenants not to compete, technology, provider networks and value of business acquired. Definite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in operating expenses within each segment. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the underwriting of the Company’s insurance products, the services performed for the Company’s customers or the sale of the Company’s products or services. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.
•The Company’s net realized capital gains and losses arise from various types of transactions, primarily in the course of managing a portfolio of assets that support the payment of insurance liabilities. Net realized capital gains and losses are reflected in net investment income (loss) within each segment. These capital gains and losses are the result of investment decisions, market conditions and other economic developments that are unrelated to the performance of the Company’s business, and the amount and timing of these capital gains and losses do not directly relate to the underwriting of the Company’s insurance products, the services performed for the Company’s customers or the sale of the Company’s products or services. Accordingly, the Company believes excluding net realized capital gains and losses enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends.
•During the three and six months ended June 30, 2026 and 2025, the acquisition-related integration costs relate to the acquisitions of Signify Health, Inc. and Oak Street Health, Inc. The acquisition-related integration costs are reflected in operating expenses within the Corporate/Other segment.

•During the three and six months ended June 30, 2025, the Company recorded legacy litigation charges related to two court decisions associated with its past business practices. The legacy litigation charges were reflected in operating expenses within the Pharmacy & Consumer Wellness and Health Services segments.
•During the three and six months ended June 30, 2025, the loss on the wind down and sale of Accountable Care assets represents the pre-tax loss on the divestiture of the Company’s Medicare Shared Savings Program (“MSSP”) operations, as well as costs incurred in connection with the wind down of the Company’s ACO REACH operations. The loss on Accountable Care assets was reflected in operating expenses within the Health Services segment.
•During the three and six months ended June 30, 2025, the office real estate optimization charges primarily relate to the abandonment of leased real estate and the related right-of-use assets and property and equipment in connection with the Company’s evaluation of corporate office real estate space. The office real estate optimization charges were reflected in operating expenses within each segment.
•The corresponding tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health and Adjusted EPS above. The nature of each non-GAAP adjustment is evaluated to determine whether a discrete adjustment should be made to the adjusted income tax provision.

See endnotes (1) and (2) on page 20 for definitions of non-GAAP financial measures. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented on pages 12 through 14 and page 19.

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

Adjusted Operating Income
(Unaudited)

The following are reconciliations of consolidated operating income (GAAP measure) to consolidated adjusted operating income, as well as reconciliations of segment GAAP operating income (loss) to segment adjusted operating income (loss):

	Three Months Ended June 30, 2026
In millions	Health Care Benefits	Health Services	Pharmacy & Consumer Wellness	Corporate/ Other	Consolidated Totals
Operating income (loss) (GAAP measure)	$2,191	$1,603	$1,411	$(502)	$4,703
Amortization of intangible assets	237	130	64	—	431
Net realized capital (gains) losses	(2)	—	—	15	13
Acquisition-related integration costs	—	—	—	10	10
Adjusted operating income (loss) (1)	$2,426	$1,733	$1,475	$(477)	$5,157

	Three Months Ended June 30, 2025
In millions	Health Care Benefits	Health Services	Pharmacy & Consumer Wellness	Corporate/ Other	Consolidated Totals
Operating income (loss) (GAAP measure)	$1,002	$1,102	$736	$(459)	$2,381
Amortization of intangible assets	293	141	60	—	494
Net realized capital losses	13	—	—	14	27
Acquisition-related integration costs	—	—	—	28	28
Legacy litigation charges	—	291	542	—	833
Loss on Accountable Care assets	—	41	—	—	41
Office real estate optimization charges	—	—	—	4	4
Adjusted operating income (loss) (1)	$1,308	$1,575	$1,338	$(413)	$3,808

	Six Months Ended June 30, 2026
In millions	Health Care Benefits	Health Services	Pharmacy & Consumer Wellness	Corporate/ Other	Consolidated Totals
Operating income (loss) (GAAP measure)	$4,997	$2,950	$2,545	$(1,109)	$9,383
Amortization of intangible assets	473	272	127	1	873
Net realized capital (gains) losses	(3)	—	—	32	29
Acquisition-related integration costs	—	—	—	22	22
Adjusted operating income (loss) (1)	$5,467	$3,222	$2,672	$(1,054)	$10,307

	Six Months Ended June 30, 2025
In millions	Health Care Benefits	Health Services	Pharmacy & Consumer Wellness	Corporate/ Other	Consolidated Totals
Operating income (loss) (GAAP measure)	$2,676	$2,329	$1,600	$(850)	$5,755
Amortization of intangible assets	587	285	120	1	993
Net realized capital (gains) losses	34	(15)	—	29	48
Acquisition-related integration costs	—	—	—	73	73
Legacy litigation charges	—	291	929	—	1,220
Loss on Accountable Care assets	—	288	—	—	288
Office real estate optimization charges	4	—	2	4	10
Adjusted operating income (loss) (1)	$3,301	$3,178	$2,651	$(743)	$8,387

Adjusted Earnings Per Share
(Unaudited)

The following are reconciliations of net income attributable to CVS Health to adjusted income attributable to CVS Health and calculations of GAAP diluted EPS and Adjusted EPS:

	Three Months Ended June 30, 2026		Three Months Ended June 30, 2025
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$2,979	$2.31	$1,021	$0.80
Amortization of intangible assets	431	0.33	494	0.39
Net realized capital losses	13	0.01	27	0.02
Acquisition-related integration costs	10	0.01	28	0.02
Legacy litigation charges	—	—	833	0.66
Loss on Accountable Care assets	—	—	41	0.03
Office real estate optimization charges	—	—	4	—
Tax impact of non-GAAP adjustments	(109)	(0.08)	(144)	(0.11)
Adjusted income attributable to CVS Health (2)	$3,324	$2.58	$2,304	$1.81

Weighted average diluted shares outstanding		1,287		1,270

	Six Months Ended June 30, 2026		Six Months Ended June 30, 2025
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$5,922	$4.61	$2,800	$2.21
Amortization of intangible assets	873	0.68	993	0.78
Net realized capital losses	29	0.02	48	0.04
Acquisition-related integration costs	22	0.02	73	0.06
Legacy litigation charges	—	—	1,220	0.96
Loss on Accountable Care assets	—	—	288	0.23
Office real estate optimization charges	—	—	10	0.01
Tax impact of non-GAAP adjustments	(230)	(0.17)	(284)	(0.23)
Adjusted income attributable to CVS Health (2)	$6,616	$5.16	$5,148	$4.06

Weighted average diluted shares outstanding		1,283		1,267

Supplemental Information
(Unaudited)

The following are reconciliations of financial measures of the Company’s segments to the consolidated totals:

In millions	Health Care Benefits	Health Services	Pharmacy & Consumer Wellness	Corporate/ Other	Intersegment Eliminations (a)	Consolidated Totals
Three Months Ended
June 30, 2026
Total revenues	$37,538	$51,795	$33,816	$147	$(17,200)	$106,096
Adjusted operating income (loss) (1)	2,426	1,733	1,475	(477)	—	5,157
June 30, 2025
Total revenues	$36,258	$46,453	$33,581	$96	$(17,473)	$98,915
Adjusted operating income (loss) (1)	1,308	1,575	1,338	(413)	—	3,808

Six Months Ended
June 30, 2026
Total revenues	$73,509	$100,032	$65,805	$273	$(33,097)	$206,522
Adjusted operating income (loss) (1)	5,467	3,222	2,672	(1,054)	—	10,307
June 30, 2025
Total revenues	$71,068	$89,915	$65,493	$229	$(33,202)	$193,503
Adjusted operating income (loss) (1)	3,301	3,178	2,651	(743)	—	8,387
_____________________________________________
(a)Intersegment revenue eliminations relate to intersegment revenue generating activities that occur between the Health Care Benefits segment, the Health Services segment, and/or the Pharmacy & Consumer Wellness segment.

Supplemental Information
(Unaudited)

Health Care Benefits segment

The following table summarizes the Health Care Benefits segment’s performance for the respective periods:

					Change
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30, 2026 vs 2025		Six Months Ended June 30, 2026 vs 2025
In millions, except percentages and basis points (“bps”)	2026	2025	2026	2025	$	%	$	%
Revenues:
Premiums	$35,119	$34,184	$68,911	$66,992	$935	2.7%	$1,919	2.9%
Services	1,911	1,667	3,628	3,282	244	14.6%	346	10.5%
Net investment income	508	407	970	794	101	24.8%	176	22.2%
Total revenues	37,538	36,258	73,509	71,068	1,280	3.5%	2,441	3.4%
Health care costs	30,692	30,740	59,271	59,377	(48)	(0.2)%	(106)	(0.2)%
MBR (Health care costs as a % of premium revenues) (3)	87.4%	89.9%	86.0%	88.6%	(250)	bps	(260)	bps
Operating expenses	$4,655	$4,516	$9,241	$9,015	$139	3.1%	$226	2.5%
Operating expenses as a % of total revenues	12.4%	12.5%	12.6%	12.7%
Operating income	$2,191	$1,002	$4,997	$2,676	$1,189	118.7%	$2,321	86.7%
Operating income as a % of total revenues	5.8%	2.8%	6.8%	3.8%
Adjusted operating income (1)	$2,426	$1,308	$5,467	$3,301	$1,118	85.5%	$2,166	65.6%
Adjusted operating income as a % of total revenues	6.5%	3.6%	7.4%	4.6%
Premium revenues (by business):
Government	$28,494	$25,930	$56,277	$50,832	$2,564	9.9%	$5,445	10.7%
Commercial	6,625	8,254	12,634	16,160	(1,629)	(19.7)%	(3,526)	(21.8)%

The following table summarizes the Health Care Benefits segment’s medical membership for the respective periods:

	June 30, 2026			March 31, 2026			December 31, 2025			June 30, 2025
In thousands	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total
Medical membership: (4)
Commercial	2,487	15,833	18,320	2,462	15,872	18,334	3,447	15,350	18,797	3,608	15,251	18,859
Medicare Advantage	4,202	—	4,202	4,175	—	4,175	4,267	—	4,267	4,240	—	4,240
Medicare Supplement	1,176	—	1,176	1,192	—	1,192	1,202	—	1,202	1,236	—	1,236
Medicaid	1,964	361	2,325	1,938	366	2,304	1,952	373	2,325	1,985	401	2,386
Total medical membership	9,829	16,194	26,023	9,767	16,238	26,005	10,868	15,723	26,591	11,069	15,652	26,721

Supplemental membership information:
Medicare Prescription Drug Plan (stand-alone)			3,870			3,889			4,041			4,065

The following table summarizes the Health Care Benefits segment’s days claims payable for the respective periods:

	June 30, 2026	March 31, 2026	December 31, 2025	June 30, 2025
Days Claims Payable (7)	41.7	42.9	38.9	40.9

Supplemental Information
(Unaudited)

Health Services segment

The following table summarizes the Health Services segment’s performance for the respective periods:

					Change
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30, 2026 vs 2025		Six Months Ended June 30, 2026 vs 2025
In millions, except percentages	2026	2025	2026	2025	$	%	$	%
Revenues:
Products	$49,216	$44,223	$94,942	$85,358	$4,993	11.3%	$9,584	11.2%
Services	2,580	2,233	5,091	4,546	347	15.5%	545	12.0%
Net investment income (loss)	(1)	(3)	(1)	11	2	66.7%	(12)	(109.1)%
Total revenues	51,795	46,453	100,032	89,915	5,342	11.5%	10,117	11.3%
Cost of products sold	47,908	43,080	92,627	83,195	4,828	11.2%	9,432	11.3%
Health care costs	1,350	1,101	2,652	2,148	249	22.6%	504	23.5%
Gross profit (8)	2,537	2,272	4,753	4,572	265	11.7%	181	4.0%
Gross margin (Gross profit as a % of total revenues) (8)	4.9%	4.9%	4.8%	5.1%
Operating expenses	$934	$1,170	$1,803	$2,243	$(236)	(20.2)%	$(440)	(19.6)%
Operating expenses as a % of total revenues	1.8%	2.5%	1.8%	2.5%
Operating income	$1,603	$1,102	$2,950	$2,329	$501	45.5%	$621	26.7%
Operating income as a % of total revenues	3.1%	2.4%	2.9%	2.6%
Adjusted operating income (1)	$1,733	$1,575	$3,222	$3,178	$158	10.0%	$44	1.4%
Adjusted operating income as a % of total revenues	3.3%	3.4%	3.2%	3.5%
Pharmacy claims processed (5) (6)	473.0	469.0	937.7	933.2	4.0	0.9%	4.5	0.5%

Supplemental Information
(Unaudited)

Pharmacy & Consumer Wellness segment

The following table summarizes the Pharmacy & Consumer Wellness segment’s performance for the respective periods:

					Change
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30, 2026 vs 2025		Six Months Ended June 30, 2026 vs 2025
In millions, except percentages	2026	2025	2026	2025	$	%	$	%
Revenues:
Products	$33,152	$32,942	$64,491	$64,227	$210	0.6%	$264	0.4%
Services	664	639	1,314	1,266	25	3.9%	48	3.8%
Total revenues	33,816	33,581	65,805	65,493	235	0.7%	312	0.5%
Cost of products sold	27,282	27,554	53,072	53,358	(272)	(1.0)%	(286)	(0.5)%
Gross profit (8)	6,534	6,027	12,733	12,135	507	8.4%	598	4.9%
Gross margin (Gross profit as a % of total revenues) (8)	19.3%	17.9%	19.3%	18.5%
Operating expenses	$5,123	$5,291	$10,188	$10,535	$(168)	(3.2)%	$(347)	(3.3)%
Operating expenses as a % of total revenues	15.1%	15.8%	15.5%	16.1%
Operating income	$1,411	$736	$2,545	$1,600	$675	91.7%	$945	59.1%
Operating income as a % of total revenues	4.2%	2.2%	3.9%	2.4%
Adjusted operating income (1)	$1,475	$1,338	$2,672	$2,651	$137	10.2%	$21	0.8%
Adjusted operating income as a % of total revenues	4.4%	4.0%	4.1%	4.0%
Revenues (by major goods/service lines):
Pharmacy	$27,781	$27,631	$53,904	$53,707	$150	0.5%	$197	0.4%
Front Store	5,407	5,368	10,666	10,611	39	0.7%	55	0.5%
Other	628	582	1,235	1,175	46	7.9%	60	5.1%
Prescriptions filled (5) (6)	457.0	438.1	908.2	873.6	18.9	4.3%	34.6	4.0%
Same store sales increase: (9)
Total	2.6%	15.4%	2.7%	14.8%
Pharmacy	2.9%	18.1%	3.0%	17.9%
Front Store	1.0%	3.4%	1.1%	1.5%
Prescription volume (6)	7.0%	6.4%	6.9%	6.5%

Adjusted Earnings Per Share Guidance
(Unaudited)

The following reconciliations of projected net income attributable to CVS Health to projected adjusted income attributable to CVS Health and calculations of projected GAAP diluted EPS and projected Adjusted EPS contain forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our SEC filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and our most recently filed Quarterly Report on Form 10-Q. See “Non-GAAP Financial Information” earlier in this press release and endnote (2) later in this press release for more information on how we calculate Adjusted EPS.

	Year Ending December 31, 2026
	Low		High
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$8,810	$6.84	$9,065	$7.04
Non-GAAP adjustments:
Amortization of intangible assets	1,730	1.34	1,730	1.34
Net realized capital losses	29	0.02	29	0.02
Acquisition-related integration costs	80	0.06	80	0.06
Tax impact of non-GAAP adjustments	(463)	(0.36)	(463)	(0.36)
Adjusted income attributable to CVS Health (2)	$10,186	$7.90	$10,441	$8.10

Weighted average diluted shares outstanding		1,289		1,289

Endnotes

(1) The Company defines adjusted operating income as operating income (GAAP measure) excluding the impact of amortization of intangible assets, net realized capital gains or losses and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related integration costs, certain legacy litigation charges, losses on Accountable Care assets and office real estate optimization charges. The chief operating decision maker (the “CODM”) uses adjusted operating income as its principal measure of segment performance as it enhances the CODM’s ability to compare past financial performance with current performance and analyze underlying business performance and trends. The consolidated measure is not determined in accordance with GAAP and should not be considered a substitute for, or superior to, the most directly comparable GAAP measure, consolidated operating income. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from consolidated operating income in determining consolidated adjusted operating income.
(2) GAAP diluted earnings per share and Adjusted EPS, respectively, are calculated by dividing net income attributable to CVS Health and adjusted income attributable to CVS Health by the Company’s weighted average diluted shares outstanding. The Company defines adjusted income attributable to CVS Health as net income attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets, net realized capital gains or losses and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related integration costs, certain legacy litigation charges, losses on Accountable Care assets, office real estate optimization charges, as well as the corresponding income tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from net income attributable to CVS Health in determining adjusted income attributable to CVS Health.
(3) Medical benefit ratio is calculated by dividing the Health Care Benefits segment’s health care costs by premium revenues and represents the percentage of premium revenues spent on medical benefits for the segment’s insured members. Management uses MBR to assess the underlying business performance and underwriting of its insurance products, understand variances between actual results and expected results and identify trends in period-over-period results. MBR provides management and investors with information useful in assessing the operating results of the Health Care Benefits segment’s insured products.
(4) Medical membership represents the number of members covered by the Health Care Benefits segment’s insured and ASC medical products and related services at a specified point in time. Management uses this metric to understand variances between actual medical membership and expected amounts as well as trends in period-over-period results. This metric provides management and investors with information useful in understanding the impact of medical membership on the Health Care Benefits segment’s total revenues and operating results.
(5) Pharmacy claims processed represents the number of prescription claims processed through the Company’s pharmacy benefits manager and dispensed by either its retail network pharmacies or the Company’s mail and specialty pharmacies. Prescriptions filled represents the number of prescriptions dispensed through the Pharmacy & Consumer Wellness segment’s retail pharmacies and infusion services operations, as well as through the Omnicare long-term care pharmacies prior to their deconsolidation in September 2025. Management uses these metrics to understand variances between actual claims processed and prescriptions dispensed, respectively, and expected amounts as well as trends in period-over-period results. These metrics provide management and investors with information useful in understanding the impact of pharmacy claim volume and prescription volume, respectively, on segment total revenues and operating results.
(6) Includes an adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.

(7) Days claims payable is calculated by dividing the Health Care Benefits segment’s health care costs payable at the end of each quarter by its average health care costs per day during such quarter. Management and investors use this metric as one of the indicators of the adequacy of the health care costs payable liability at the end of each quarter.
(8) Gross profit is calculated as the segment’s total revenues less its cost of products sold, and, for the Health Services segment, health care costs. Gross margin is calculated by dividing the segment’s gross profit by its total revenues and represents the percentage of total revenues that remains after incurring direct costs associated with the segment’s products sold and services provided. Gross margin provides investors with information that may be useful in assessing the operating results of the Company’s Health Services and Pharmacy & Consumer Wellness segments.
(9) Same store sales and prescription volume represent the change in revenues and prescriptions filled in the Company’s retail pharmacy stores that have been operating for greater than one year and digital sales initiated online or through mobile applications and fulfilled through the Company’s distribution centers, expressed as a percentage that indicates the increase or decrease relative to the comparable prior period. Same store metrics exclude revenues and prescriptions from infusion services operations and long-term care pharmacies. Management uses these metrics to evaluate the performance of existing stores on a comparable basis and to inform future decisions regarding existing stores and new locations. Same-store metrics provide management and investors with information useful in understanding the portion of current revenues and prescriptions resulting from organic growth in existing locations versus the portion resulting from opening new stores.